UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2005

Santarus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50651	33-0734433
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 314-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2005, Santarus, Inc. appointed Michael Step as Senior Vice President, Corporate Development. In connection with the appointment of Mr. Step as an executive officer, Santarus and Mr. Step entered into an employment agreement, dated February 7, 2005, in a form generally consistent with Santarus’ other executive officers.

The employment agreement provides for a base salary of $227,500 per year, subject to annual salary reviews by the compensation committee of Santarus’ board of directors. Mr. Step is eligible to participate in any management incentive compensation plan adopted by Santarus or such other bonus plan as Santarus’ board of directors or compensation committee may approve. The employment agreement also provides for certain severance benefits in the event Mr. Step’s employment is terminated as a result of his death or permanent disability, by Santarus other than for cause or by Mr. Step with good reason, in each case as more particularly described in the agreement. In addition, the employment agreement provides that, in connection with a change of control of Santarus, 50% of Mr. Step’s unvested stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately become vested.

Santarus also granted to Mr. Step options to purchase 75,000 shares of common stock of Santarus at an exercise price of $7.73 per share under Santarus’ Amended and Restated 2004 Equity Incentive Award Plan. Twenty-five percent (25%) of the total number of shares subject to the options will vest on the first anniversary of Mr. Step’s commencement of employment, and one thirty-sixth (1/36th) of the total remaining number of shares subject to the options will vest on each monthly anniversary thereafter until all such shares are vested and exercisable, subject to Mr. Step’s continued service for Santarus.

Santarus issued a press release on February 8, 2005 announcing Mr. Step’s appointment as Senior Vice President, Corporate Development. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the employment agreement with, and option grant to, Mr. Step contained in this Item 1.01 is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1, and the full text of Santarus’ form of Stock Option Agreement under the Amended and Restated 2004 Equity Incentive Award Plan, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. and Description

10.1 -- Employment Agreement, between Santarus, Inc. and Michael Step, dated February 7, 2005

10.2 -- Form of Stock Option Agreement under Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

99.1 -- Press Release, dated February 8, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santarus, Inc.

February 7, 2005	By:	Gerald T. Proehl

Name: Gerald T. Proehl
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, between Santarus, Inc. and Michael Step, dated February 7, 2005
10.2	Form of Stock Option Agreement under Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan
99.1	Press Release, dated February 8, 2005